Exhibit 99.1

YELP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On October 23, 2012, Yelp Inc. (the “Company”) and Yelp Ireland Ltd., a wholly-owned subsidiary of the Company (“Yelp Ireland”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Qype GmbH (“Qype”) and its shareholders. Pursuant to the Purchase Agreement, Yelp Ireland acquired all of the outstanding equity interests in Qype for approximately $24.3 million and shares of the Company’s Class A Common Stock with an approximate fair value of $23.3 million, and Qype became an indirect wholly-owned subsidiary of the Company. The transaction closed upon the execution of the Purchase Agreement.

The consolidated balance sheet of the Company as of December 31, 2012, as included in its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Yelp 10-K”), reflects the acquisition. As a consequence, an unaudited pro forma condensed combined balance sheet of the Company is not included herein.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is presented as if the Purchase Agreement were consummated on January 1, 2012. The unaudited pro forma condensed combined statement of operations presented herein is based on the historical financial statements of Qype after giving effect to the Purchase Agreement (using the acquisition method of accounting) by applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines the Company’s consolidated statement of income for the year ended December 31, 2012 with Qype’s unaudited consolidated statement of operations from January 1, 2012 through the effective time of the Purchase Agreement on October 23, 2012. Operations of the acquired Qype business are reflected in the consolidated statement of income of the Company after October 23, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 should be read in conjunction with the historical audited consolidated financial statements of Yelp for the year ended December 31, 2012 included in the Yelp 10-K.

Certain information and notes normally included in consolidated statement of operations prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission governing pro forma financial information. The unaudited pro forma condensed combined statement of operations does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses, including future integration costs, that may be associated with the Purchase Agreement. The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only, in accordance with the adjustments and estimates set forth below, and does not purport to represent the results of operations that actually would have been realized had the Purchase Agreement been entered into on January 1, 2012 and the two companies become a combined company during the year ended December 31, 2012, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed combined statement of operations reflect estimates and assumptions that the Company’s management believes to be reasonable.

Yelp Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months ended December 31, 2012

(In thousands, except per share data)

	Historical Yelp	Historical Qype from January 1, 2012 to October 23, 2012	Pro Forma Adjustments		Notes	Pro Forma
Net revenue	$137,567	$8,696	$—	$—		$146,263
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	9,928	478	—	—		10,406
Sales and marketing	85,915	7,545	—			93,460
Product development	20,473	2,926	—			23,399
General and administrative	31,531	2,189	(642)		a	31,831
			(1,000)		b
			(247)		c
Depreciation and amortization	7,223	114	—	1,655	d	8,992
Restructuring and integration costs	1,262					1,262

Total costs and expenses	156,332	13,251	(1,889)	1,655		169,350
						—
Loss from operations	(18,765)	(4,555)	1,889	(1,655)		(23,087)
Other income (expense), net	(226)	(391)	—	567	e	(50)

						—
Loss before income taxes	(18,991)	(4,946)	1,889	(1,089)		(23,136)
Provision for income taxes	(122)	71	—	—		(51)

						—
Net loss	(19,113)	(4,875)	1,889	(1,089)		(23,187)
Accretion of redeemable convertible preferred stock	(32)	—	—	—		(32)

Net loss attributable to common stockholders (Class A and B)	$(19,145)	$(4,875)	$1,889	$(1,089)		$(23,219)

Net loss per share attributable to common stockholders
Basic	$(0.35)					$(0.42)

Diluted	$(0.35)					$(0.42)

Weighted-average shares used to compute net loss per share attributable to common stockholders (Class A and B)
Basic	54,149		—	969	f	55,118

Diluted	54,149		—	969		55,118

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

1. Basis of Presentation

On October 23, 2012, Yelp Inc. (the “Company”) and Yelp Ireland Ltd., a wholly-owned subsidiary of the Company (“Yelp Ireland”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Qype GmbH (“Qype”) and its shareholders. Pursuant to the Purchase Agreement, Yelp Ireland acquired all of the outstanding equity interests in Qype for approximately $24.3 million and shares of the Company’s Class A Common Stock with an approximate fair value of $23.3 million. The transaction closed upon the execution of the Purchase Agreement.

The consolidated balance sheet of the Company as of December 31, 2012, as included in its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Yelp 10-K”), reflects the acquisition. As a consequence, an unaudited pro forma condensed combined balance sheet of the Company is not included herein.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is presented as if the Purchase Agreement were consummated on January 1, 2012. The unaudited pro forma condensed combined statement of operations presented herein is based on the historical financial statements of Qype after giving effect to the Purchase Agreement (using the acquisition method of accounting) by applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines the Company’s consolidated statement of income for the year ended December 31, 2012 with Qype’s unaudited consolidated statement of operations from January 1, 2012 through the effective time of the Purchase Agreement on October 23, 2012. Operations of the acquired Qype business are reflected in the consolidated statement of income of the Company after October 23, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 should be read in conjunction with the historical audited consolidated financial statements of the Company for the year ended December 31, 2012 included in the Yelp 10-K.

The Acquisition

On October 23, 2012, the Company, through its wholly-owned subsidiary, Yelp Ireland Ltd., completed the acquisition of all the outstanding equity interests of Qype for approximately $24.3 million in cash and Yelp Class A common stock with an approximate fair value of $23.3 million. Of the total consideration paid in connection with the acquisition, $10.3 million is held in the form of cash in escrow to secure indemnification obligations.

The acquisition was accounted as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with the results of the acquired company’s operations included in the consolidated financial statements starting on October 23, 2012. The key factors underlying the acquisition were to secure an established European market presence, obtain the acquired company’s content and traffic and the opportunity for expansion.

The following table summarizes the consideration paid for Qype and the estimated fair value of the assets acquired and liabilities assumed at the acquisition date (in thousands):

October 23, 2012
Fair value of purchase consideration:
Cash consideration	$14,020
Cash in escrow account	10,276
Fair value of Class A common stock	23,254

Total purchase consideration	$47,550

Fair value of net assets acquired:
Cash	$172
Accounts receivable	1,237
Other current assets	1,239
Property and equipment	233
Intangibles	6,134
Goodwill	48,056

Total assets acquired	57,071

Accounts payable	2,169
Accrued liabilities	4,858
Deferred revenue	1,190
Debt	1,304

Total liabilities assumed	9,521

Net assets acquired	$47,550

The fair value of the 968,919 shares of Class A common stock issued as part of the consideration paid for Qype was determined on the basis of the closing market price of the Company’s Class A common stock on the acquisition date. The total weighted-average amortization period for intangible assets is 3.6 years. The intangible assets are being amortized on a straight-line basis, which reflects the pattern in which the economic benefits of the intangible assets are being utilized. The goodwill results from the Company’s opportunity to expand its geographic footprint in Europe, the future revenue opportunities that the Company believes it will achieve from leveraging Qype’s content to attract more traffic and users to its website and ultimately to acquire more advertisers. None of the goodwill is deductible for tax purposes.

Estimated useful lives of the intangible assets acquired are shown below:

Intangible Type	Useful Life
Content	5 years
Advertiser relationships	2 years
Developed technology	2 years
Trade name	2 years

Under the acquisition method of accounting, the assets and liabilities of Qype were recorded at their respective fair values and added to those of the Company, including an amount for goodwill representing the difference between the acquisition consideration and the fair value of the identifiable net assets. For additional information regarding the Purchase Agreement, see (i) the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on October 24, 2012 and the Current Report on Form 8-K/A filed by the Company with the SEC on December 21, 2012 and (ii) note 4 (Acquisition) of the notes to the historical audited consolidated financial statements of the Company for the year ended December 31, 2012 included in the Yelp 10-K.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the impact on the statement of operations as if the Purchase Agreement had been consummated on January 1, 2012. The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(a)	Adjustment to reflect the elimination of the fair value adjustments relating to Qype’s share appreciation rights in connection with the acquisition.

(b)	Adjustment to eliminate transaction costs directly related to the Purchase Agreement recorded in the statement of operations for the year ended December 31, 2012.

(c)	Adjustment to reverse the write off of computer software used in Qype’s operations.

(d)	Adjustment to reflect amortization expense related to content, advertisers, technology, and trade name intangible assets which are amortized on a straight line basis over 2-5 years.

(e)	Adjustment to reflect the elimination of interest expense related to Qype shareholder notes in connection with the acquisition.

(f)	Adjustment to reflect the issuance of Yelp Class A common stock to the former Qype shareholders as part of the acquisition.

3. Non-recurring Transaction Costs

The Company incurred certain non-recurring transaction expenses. Non-recurring transaction expenses incurred were approximately $1 million during the year ended December 31, 2012, and are reflected as an adjustment to reduce general and administrative expenses in the pro forma condensed combined statement of operations as they are non-recurring and directly attributable to the acquisition.

4. Weighted-Average Ordinary Shares

The weighted-average ordinary shares used in per share computations were adjusted to reflect the issuance of shares in the Purchase Agreement as if the acquisition had occurred on January 1, 2012.